Exhibit 99.1

This transcript was transcribed and prepared by an independent reporting agency.

Final Transcript

Conference Call Transcript

DMAX - Drugmax Inc Shareholders Meeting

Event Date/Time: Jun. 23. 2006 / 10:00AM ET

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Final Transcript
Jun. 23. 2006 / 10:00AM ET, DMAX - Drugmax Inc Shareholders Meeting

CORPORATE PARTICIPANTS

Ed Mercadante
DrugMax Inc. - Chairman, President, CEO

PRESENTATION

Ed Mercadante - DrugMax Inc. - Chairman, President, CEO

Good morning ladies and gentlemen. My name is Ed Mercadante, I'm Chairman of the Board and Chief Executive Officer of DrugMax. On behalf of the Board of Directors and management, I'm pleased to welcome you to this year's annual shareholders meeting and hereby call the meeting to order.

At this time, I'd like to provide you with a brief overview of the Company's recent activities and initiate our web cast.

Good to morning everyone on the web cast. I'm Ed Mercadante, Chairman of the Board and President and Chief Executive Officer of DrugMax. Thank you for joining us this morning. Before I begin the presentation, I'd like to draw your attention to the cautionary statement concerning forward looking statements. Please take a moment to read. This and the entire presentation will be archived and available on our web site.

I'd like to start off by telling you a little bit about DrugMax today. First of all, we are the first integrated specialty pharmaceutical distribution model in the United States. We have a targeted location strategy of operating pharmacies at or near the point of care and focusing on specialty products. Our outpatient pharmacies at the point of care are in or near medical centers and they treat chronically ill high-value patients with acute prescription medication services. We service physicians and clinics for in-office and outpatient treatment. We are nationally recognized throughout our Familymeds brand and we operate 78 locations, seven licensed franchise locations, and we have presence in 14 states.

Our vision is to build the largest network of on-site clinic-operated pharmacies in the United States under the Familymeds brand. Our value proposition is focused on specialty pharmacy services for the chronic acute care patients and their physician providers. One of the most important parts of our company is our depth of experience. On this slide, you will see the management team that we have assembled which I'm very proud of and the years of experience they have in various sectors of both the industry and the financial sector that will help us move our company in the right direction in the future.

Just to highlight, Jim Bologa, who has just joined our company as our new CFO -- Jim, would you stand up? Jim Searson, who is also a Board member and now has moved from CFO to Chief Operating Officer -- Jim. Allison Kiena, who is our General Counsel. Jim Beaumariage, who is our Senior Vice President of Pharmacy Operations and the other two gentlemen are not with us today -- Greg and Rees.

To talk about DrugMax and Familymeds, we have to highlight our unique business model and the approach we have to the industry. I'd like to highlight it by starting off with this chart. On the left side, you will see that our targeted location strategy and the base of our business is centered around our Familymeds Clinic Pharmacies and Arrow Apothecary Pharmacies. These pharmacies are located largely in hospitals and clinics and nearby to medical campuses. We have 83 of those locations between our company-run locations and our franchise locations.

In addition, we operate Worksite employer-sponsored pharmacies for Fortune 500 companies with large single site of many employees that can support a pharmacy. And finally, we have a channel of distribution called Valley Medical Supply where we supply to small and mid-sized medical groups and health-care providers pharmaceuticals. We focus on one core product strength, which is oral and specialty pharmaceutical, home care and medical care specialty products. We think that our strength is being focused on this sector in trying to drive the business to an integrated approach of having three channels of sales revenues. Our target customers for Familymeds are the chronically ill patients with acute needs. Our target customer for Worksite Pharmacy operations are large employee and retiree populations and our target customer for our Valley Medical Supply business are our physicians, clinics and other specialty health-care providers.

The strength of our business model is based in the value proposition of our location strategy. To highlight it, we have an increased -- there is an increased focus from health-care insurance companies and employers to reduce health-care costs in this country. There's a growing consumer preference towards point of care prescription services and we must provide those in a low-cost, convenient environment. So how we do that is by employing our unique location strategy which targets these large employer campuses, the hospital clinics and medical campuses, and medical and health-care provider locations.

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Final Transcript
Jun. 23. 2006 / 10:00AM ET, DMAX - Drugmax Inc Shareholders Meeting

What we focus on is specialty pharmaceuticals, the drug category that has driven much of the pharmaceutical expansion in the year 2000 and beyond. It's a market of 20 to $25 billion and this slide tells you a little bit of a definition of what the products constitute. They're biopharmaceuticals, blood-derived products, complex molecules, and select oral, injectable and infused medication. The uniqueness of the specialty pharmaceutical category is that it requires tailored patient education, it requires specific dosing, it requires special forms of administration and monitoring needs and it usually requires some form of special handling.

This slide will give you a quick overview of the competitive pharmacy environment for our type of pharmacies versus the industry. If you look at the left-hand side of the axis, you will see the chain pharmacies on average do about $4.3 million in revenue. They have -- about 68% of their sales come from pharmacy. The overall selling space for an average 10 operation is about 9000 square feet, and some of those are much larger than that, and the average generic penetration is 52%. Independents -- much lower in top line volume, 2.2 million, 95% of their sales derived from pharmacy sales and their average selling space is about 3000 feet. And they average about 48% penetration into the generic market. We'll come back to generics because we think it's a very important factor in our business model.

Comparative, our pharmacies are about 1800 square feet. We do about $2.9 million on average per pharmacy, 95% of it is prescription medication and 57% generic pull-through is where we were and where we are right now. And our average prescription price right now is approximately $60.

This slide will give you a quick breakdown of our core business by therapeutic category, and you can see that, traditionally, our business was centered and focused on our cardiovascular market. I will tell you, however, the mental health component of our business, the pain oncology component, the endocrine and infectious disease are the growth markets for us right now and the growth arenas for therapeutic categories; pain management, in particular with oncology.

This slide depicts our patient demographic age group. More than 60% of our entire business is centered around patients who are 50 years old and greater. And you can see with the Medicare D program that was initiated at the beginning of this year that the percentage will continue to increase and these are the high-value, unique patients that we're going after.

Let's talk a little bit about the market dynamics of the industry. Today, Medicare Modernization Act went into effect January of this year, in 2006, and the Medicare Part D program for the first time covered patients who were uncovered, indigent, elderly patients who are covered now by Medicare, as well as some dual-eligible beneficiaries. There has been an expansion of the prescription drug benefit for those seniors and the reimbursement rate to us has been highly variable, depending on which agency is administering the Medicare Part D program. We believe that generics will play a very, very important role in the future in this area of Medicare D.

In addition, one of the key dynamics that are changing in the industry is the fluctuating supply and demand of both human resources and the demand for pharmaceuticals and prescription drugs. This slide will go over -- prescriptions are expected to grow by 41%, from 3.2 billion prescriptions dispensed in 2003 to 4.5 billion dispensed in 2010. At the same time, the need for community pharmacists will increase by 9.2%. And also, there will be an increased requirement for disease management services called medication therapeutic management under the new Med D program. These are very important dynamics that lend themselves perfectly to growing our business model in this environment.

The characterization of our strength is put together in these four quadrants -- our pharmacies, our patients, our relationships and our expertise. I'd like to take a couple of minutes and just review for you what our strengths are at each one of these core categories. First of all, our pharmacies. 80 pharmacies in key medical locations, filling 3.6 million prescriptions annually and an estimated market in those locations generating $1.3 billion. So we think we have a lot of room for growth in organic sales in the business that we already have present today. Tremendous opportunity. It's indicative of where we have located our pharmacies, are at the position where they can service patients and they're in environments where there's a lot of physicians. So essentially, we are servicing those sick patients who return to their doctors very frequently for medication therapy.

The type of patients we service -- we have over 400,000 chronic and acute patients registered in our pharmacies. Over 300,000 patients got prescriptions last year. Our active program is designed around our patients have got greater medication compliance. We were one of the first companies to really foster medication compliance and adherence in the United States. We think that the opportunity to leverage that into the new Med D program medication therapeutic management is a plus and our focus now is on greater specialty drug pull-through, which are those high-cost biopharmaceutical and injectable drugs we discussed a few minutes ago.

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Final Transcript
Jun. 23. 2006 / 10:00AM ET, DMAX - Drugmax Inc Shareholders Meeting

Our relationships are the strength and backbone of the company. Our pharmacies at the point of care, we have over 4000 doctors in our medical office buildings, we have very strong relationships with those physicians. We have a sales force that calls on the physician on a constant basis and reinforces our position with those doctors and those medical centers.

In addition, our Valley Medical Supply business will grow off of those relationships with those doctors because we believe we can sell product into those doctors that we already have a relationship with. Our expertise -- we are pharmacy focused. The only thing we do is pharmacy. Specialty complex treatments are our forte. Things where we can focus on a higher transactional value; for example infectious disease, diabetes, pain and oncology and some of those therapeutic categories that I described to you a few minutes earlier.

So in summary, we believe that we can leverage our platform's strength for success in the future. Now what are some of our strategic initiatives going forward? This slide summarizes our strategic initiatives. First is to build our per-unit sales volume on each economic pharmacy we operate. We're going to do that largely by three direct methods -- growing organic sales by location by knocking on the door of the doctors and getting referrals from those physicians and providing the best possible customer service and patient services to our patients. Secondly, through a deeper assortment of products with a higher transactional value; and third, by focusing on these core categories known as specialty pharmaceuticals and institutional pharmacy products and services. We think that is how we're going to build our unit volume sales.

Second, we're focused on an integrated growth. That is to say that our pharmacies are connected directly to our other business known as Valley Medical Supply where we are directly calling on physicians, health-care providers and building off of the Familymeds trade name and brand loyalty to establish a presence in those doctors' offices. The pro forma estimate of this business this year will be over $15 million in 2006.

Third, we intend to add more Worksite Pharmacies as I discussed a few minutes ago. There is a growing demand by employers to control cost and there's a growing demand by large employers to improve convenience for their employees. We think that those two factors can be both served up well by having Worksite Pharmacy presence in large employers.

Fourth, we think that we can run a better operation more profitably and focus strategically through the use of automation and technology. We have fostered and are now pioneering a kiosk program, connecting patients to pharmacies, and also fostering and promoting electronic transmission of prescriptions connecting the Familymeds operations directly to our physicians. In addition, we have rolled out and we are continuing the implementation of an enhancement to our pharmacy and our data warehousing capabilities throughout our entire chain so that we can operate more efficiently in the future.

And finally, we believe that we have to grow our network of pharmacies. It's a fragmented market in our area. We think that there are over 1000 location opportunities in medical centers or nearby to medical locations that we can foster our growth in.

Let's talk a little bit about what we did in 2005. 2005 as you know was a difficult year for this company. It was the first year after the reverse merger where Familymeds reversed into DrugMax. Once we got past some of those issues, we had some very positive developments. First, we divested ourselves of our non-core lower-margin legacy wholesale businesses in December. We integrated the DrugMax distribution facility with our pharmacy operations and it's now Valley Medical Supply. We completed the refinancing and recapitalization to improve our financial position in October of '05.

But, rather than focus on the past, I would really like to talk about our objectives for the future. 2006 will be marked by improved financial performance and operational integration and leveraging our growth. The three items that we're really focusing on is, first, growing our topline organic sales. We intend to do that by upselling pharmaceuticals to physicians in our current pharmacy location through our VMS division. In addition, supercharging our sales referrals from physicians in Specialty Rx and through the institutional factors like assisted living and group homes. I'm happy to say that we're -- both of these categories for organic growth are well on their way and in the next slide, we'll show some of the traction we have on that.

We also intend to add some new pharmacies. We're going to stick to our environment of operating pharmacies at medical institutions and employers, we're not going to get out of bounds, we're going to stay to our focus, we're going to grow pharmacies located in those environments through both greenfield and select acquisitions on an opportunistic basis.

And finally, one of the key objectives for 2006 is to expand our gross margin back to where we were in 2004 as a private company of 20.5%. This gross margin bogey is we believe a healthy gross margin in the environment that we are in right now in the managed care environment and the prevailing downward pressure on reimbursement. We're going to do that through three key methodologies. One, through the use of a Familymeds formulary emphasizing generic utilization. That is, substituting generics at key moments in the prescription delivery and dispensing process and maximizing our generic gross margin return through that formulary. Second, through a product set strategy geared towards the high-value patient with chronic diseases. There are patients that obtain many, many prescriptions and often have higher -- if you look at the patient on a market basket basis, you will get a higher return on gross margin if you treat that patient overall -- not just with oral meds, not just with injectable meds, not just with a certain category or therapeutic, but the overall patient that has an acute high-demand type of need.

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Final Transcript
Jun. 23. 2006 / 10:00AM ET, DMAX - Drugmax Inc Shareholders Meeting

And finally, by using a supply chain that delivers pharmaceuticals to our stores on a five-day week. We think this was a considerable problem for us last year where we were having two-day a week delivery to our stores and it led to many out of stocks and other problems. We're back to doing a five-day a week wholesaler base supply program, supply chain program and we think that that will enhance our gross margin in the long run.

Next, I think we want to focus on profitability. This company has to get to profitability, and to get to profitability, we're going to focus on that through increasing our gross margin that I just described, by bundling products. Pharmaceuticals, for example, those high-value patients that get pharmaceuticals, they also are a very good market to sell other products to -- for example, home care products that have over a 30% gross margin. By utilization of generics as I mentioned, they yield higher gross margins, over 50%. And I expect in 2006 through 2007, there will be a dramatic shift toward generics.

And finally through compounded and infused medications. Those drugs that are compounded and those drugs that are infused yield a higher gross margin, over 50%. So our focus will be on those types of products. We have to stay vigilant on expense control. We cannot reach profitability unless we're vigilant on the expense control. The entire proposition is being built on being vigilant on that. I've asked the team, between Jim Bologa my CFO and Jim Searson my COO, to be focused acutely on controlling expenses in our business, maintaining our SG&A model at the current pharmacy footprint. That's very important because if we stay at about 1800 square feet, we won't add extra variable cost to our business.

Second is our proximity and leverage towards the physician. If we stay close to the medical supply chain, we will get more business through referral and have to use less marketing dollars to get that business. It's very, very important; two premises to controlling our expenses.

This slide will give you a quick review on a month-by-month basis of our sales traction thus far this year, which I am encouraged by. We have a lot of work in front of us, but I am very encouraged by the results thus far. Starting out in January, our average per-week sales were $4.1 million and you can see by the line that we progressed to 4.4 million a week on average in February to 4.5 million a week on average in March to 4.6 million to May where we are at $4.8 million per week in May. Very important to note is that we are on a retail fiscal calendar. That is to say, it's a 4-4-5 calendar. The first two months of the quarter are four-week months and the third month is a five-week month. In total, 13 weeks to the quarter. That is really important.

So April and May, our sales were at $37.5 million and they grew by 10% year-over-year -- a very positive same-store and same comp, both. We hope to continue this momentum going into the summer, which typically is from a seasonal point of view, one of our slower periods of time, and re-propel ourselves into the late third quarter and fourth quarter.

Quick understanding -- we've reviewed these financials already with the investment community and with our shareholders. But in Q1 of 2006, our revenues were 56 million, and we increased by 6.9% from the previous quarter, our fourth quarter. Our gross margin came back to 19.5 from 18.3. Our operating loss was narrowed and improved by 36% compared to our operating loss in Q4 of '05 and our net loss per share of $0.06 compared to our net loss per share of $0.47 in Q4 of 2005.

We think we have to continue to march towards profitability. We're going to do that through focusing on all of those described initiatives that I have already gone through. This slide just gives you a quick idea of where we stand right now.

So what are the key takeaways? Key takeaways are, we have a unique proposition in terms of where our locations are and we are focusing on specialty products foremost to get us to profitability in the growth of sales. We have a forward focus on pharmacy and pharmacy alone. That's our business. We intend to leverage that business into a platform strength on the Valley Medical Supply side of the business. We think we have favorable competitive metrics in light of a changing and a dynamic market, especially with the introduction of Medicare D, and we think we have an improving financial condition. We think we have a lot to get to, but we are moving in the right direction and we believe we are very well positioned for substantial organic revenue growth in 2006. We expect to be EBITDA positive in the second half of this year throughout the second half of this year for 2006.

This concludes the web cast portion of our presentation. At this point, we will rejoin our normal annual meeting agenda. Thank you very much for those who have been on the web cast.

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Final Transcript
Jun. 23. 2006 / 10:00AM ET, DMAX - Drugmax Inc Shareholders Meeting

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